COMPANY CONTACTS

Briony Quinn
Chief Financial Officer
(240) 744-1196

Dori Kesten
Capital Markets
(617) 835-8366

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY ANNOUNCES REDEMPTION OF 8.250% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

BETHESDA, Maryland, November 20, 2025 – DiamondRock Hospitality Company (the “Company”) today announced it will redeem all 4,760,000 outstanding shares of its 8.250% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") on December 31, 2025 (“Redemption Date”). The Company intends to utilize approximately $121.5 million cash on hand to fund the redemption price of $25.00 per share, plus accrued and unpaid dividends up to, but not including the Redemption Date.

On November 19, 2025, the Company’s Board of Directors declared a quarterly dividend of $0.515625 per share on its Series A Preferred Stock. The dividend is payable on December 31, 2025, to shareholders of record as of December 19, 2025.

Beginning on the Redemption Date, the Series A Preferred Stock will no longer be outstanding, and dividends will no longer accrue on such securities. Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) is the Company’s redemption agent. Broadridge’s address is Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Edgewood, NY 11717. Questions relating to the Notice of Redemption and related materials should be directed to Broadridge at 1 (877) 830-4932.

About the Company

DiamondRock Hospitality Company (NYSE: DRH) is a self-advised real estate investment trust (REIT) that owns a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels and resorts with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.